Exhibit 4.1

                         FORM OF FIXED RATE SENIOR NOTE

REGISTERED                                                       REGISTERED
No. FXR-1                                                        U.S. $
                                                                 CUSIP:

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                                                    MORGAN STANLEY
                                      SENIOR GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                     (Fixed Rate)

                                            STOCK PARTICIPATION ACCRETING
                                  REDEMPTION QUARTERLY-PAY SECURITIES(SM) ("SPARQS")

                                          % SPARQS(R) DUE FEBRUARY 20, 2007
                                               MANDATORILY EXCHANGEABLE
                                            FOR SHARES OF COMMON STOCK OF
                                            CHESAPEAKE ENERGY CORPORATION

--------------------------------------------------------------------------------------------------------------------
ORIGINAL ISSUE DATE:          INITIAL REDEMPTION DATE:     INTEREST RATE:        per    MATURITY DATE: See
                                 See "Morgan Stanley          annum (equivalent to $       "Maturity Date" below.
                                 Call Right" below.           per annum per SPARQS)
--------------------------------------------------------------------------------------------------------------------
INTEREST ACCRUAL DATE:        INITIAL REDEMPTION           INTEREST PAYMENT DATE(S):    OPTIONAL REPAYMENT
                                 PERCENTAGE: See "Morgan      See "Interest Payment        DATE(S): N/A
                                 Stanley Call Right" and      Dates" below.
                                 "Call Price" below.
--------------------------------------------------------------------------------------------------------------------
SPECIFIED CURRENCY: U.S.      ANNUAL REDEMPTION            INTEREST PAYMENT PERIOD:     APPLICABILITY OF MODIFIED
   dollars                       PERCENTAGE REDUCTION:        Quarterly                    PAYMENT UPON
                                 N/A                                                       ACCELERATION OR
                                                                                           REDEMPTION: See
                                                                                           "Alternate Exchange
                                                                                           Calculation in Case of
                                                                                           an Event of Default"
                                                                                           below.
--------------------------------------------------------------------------------------------------------------------
IF SPECIFIED CURRENCY OTHER   REDEMPTION NOTICE PERIOD:    APPLICABILITY OF ANNUAL      If yes, state Issue Price:
   THAN U.S. DOLLARS, OPTION     At least 10 days but no      INTEREST PAYMENTS: N/A       N/A
   TO ELECT PAYMENT IN U.S.      more than 30 days. See
   DOLLARS: N/A                  "Morgan Stanley Call
                                 Right" and "Morgan
                                 Stanley Notice Date"
                                 below.
--------------------------------------------------------------------------------------------------------------------
EXCHANGE RATE AGENT: N/A      TAX REDEMPTION AND PAYMENT   PRICE APPLICABLE UPON        ORIGINAL YIELD TO
                                 OF ADDITIONAL AMOUNTS:       OPTIONAL REPAYMENT: N/A      MATURITY: N/A
                                 N/A
--------------------------------------------------------------------------------------------------------------------
OTHER PROVISIONS: See below.  IF YES, STATE INITIAL
                                 OFFERING DATE: N/A
--------------------------------------------------------------------------------------------------------------------

Issue Price......................  $          per each $          principal
                                   amount of this SPARQS

Maturity Date....................  February 20, 2007, subject to acceleration as described below in "Price Event
                                   Acceleration" and "Alternate Exchange
                                   Calculation in Case of an Event of Default" and subject to extension if the Final Call Notice Date is postponed in accordance with the following paragraph.

                                   If the Final Call Notice Date is postponed because it is not a Trading Day or due to a Market Disruption Event or otherwise and the Issuer exercises the Morgan Stanley Call Right, the Maturity Date shall be postponed so that the Maturity Date will be the tenth calendar day following the Final Call Notice Date. See "Final Call Notice Date" below.

                                   In the event that the Final Call Notice Date is postponed because it is not a Trading Day or due to a Market Disruption Event or otherwise, the Issuer shall give notice of such postponement as promptly as possible, and in no case later than two Business Days following the scheduled Final Call Notice Date, (i) to the holder of this SPARQS by mailing notice of such postponement by first class mail, postage prepaid, to the holder's last address as it shall appear upon the registry books, (ii) to the Trustee by telephone or facsimile confirmed by mailing such notice to the Trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the "Depositary") by telephone or facsimile confirmed by mailing such notice to the Depositary by first class mail, postage prepaid. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder of this SPARQS receives the notice. Notice of the date to which the Maturity Date has been rescheduled as a result of postponement of the Final Call Notice Date, if applicable, shall be included in the Issuer's notice of exercise of the Morgan Stanley Call Right.

Interest Payment Dates...........  May 20, 2006, August 20, 2006, November 20,
                                   2006 and the Maturity Date.

                                   If the scheduled Maturity Date is postponed due to a Market Disruption Event or otherwise, the Issuer shall pay interest on the Maturity Date as postponed rather than on February 20, 2007, but no interest will accrue on this SPARQS or on such payment during the period from or after the scheduled Maturity Date.

Record Date......................  Notwithstanding the definition of "Record
                                   Date" on page 23 hereof, the Record Date for each Interest Payment Date, including the Interest Payment Date scheduled to occur on the Maturity Date, shall be the date 5 calendar days prior to such scheduled Interest Payment Date, whether or not that date is a Business Day; provided, however, that in the event that the Issuer exercises the Morgan Stanley Call Right, no Interest Payment Date shall occur after the Morgan Stanley Notice Date, except for any Interest Payment Date for which the Morgan Stanley Notice Date falls on or after the "ex-interest" date for the related interest payment, in which case the related interest payment shall be made on such Interest Payment Date; and provided, further, that accrued but unpaid interest payable on the Call Date, if any, shall be payable to the person to whom the Call Price is payable. The "ex-interest" date for any interest payment is the date on which purchase transactions in the SPARQS no longer carry the right to receive such interest payment.

                                   In the event that the Issuer exercises the Morgan Stanley Call Right and the Morgan Stanley Notice Date falls before the "ex-interest" date for an interest payment, so that as a result a scheduled Interest Payment Date will not occur, the Issuer shall cause the Calculation Agent to give notice to the Trustee and to the Depositary, in each case in the manner and at the time described in the second and third paragraphs under "Morgan Stanley Call Right" below, that no Interest Payment Date will occur after such Morgan Stanley Notice Date.

Denominations....................  $         and integral multiples thereof

Morgan Stanley Call Right........  On any scheduled Trading Day on or after
                                   August 20, 2006 or on the Maturity Date
                                   (including the Maturity Date as it may be extended and regardless of whether the Maturity Date is a Trading Day), the Issuer may call the SPARQS, in whole but not in part, for mandatory exchange for the Call Price paid in cash (together with accrued but unpaid interest) on the Call Date.

                                   On the Morgan Stanley Notice Date, the
                                   Issuer shall give notice of the Issuer's exercise of the Morgan Stanley Call Right
                                   (i) to the holder of this SPARQS by mailing notice of such exercise, specifying the Call Date on which the Issuer shall effect such exchange, by first class mail, postage prepaid, to the holder's last address as it shall appear upon the registry books, (ii) to the Trustee by telephone or facsimile confirmed by mailing such notice to the Trustee by first class mail, postage prepaid, at its New York office and (iii) to the Depositary in accordance with the applicable procedures set forth in the Blanket Letter of Representations prepared by the Issuer. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder of this SPARQS receives the notice. Failure to give notice by mail or any defect in the notice to the holder of any SPARQS shall not affect the validity of the proceedings for the exercise of the Morgan Stanley Call Right with respect to any other SPARQS.

                                   The notice of the Issuer's exercise of the Morgan Stanley Call Right shall specify (i) the Call Date, (ii) the Call Price payable per SPARQS, (iii) the amount of accrued but unpaid interest payable per SPARQS on the Call Date, (iv) whether any subsequently scheduled Interest Payment Date shall no longer be an Interest Payment Date as a result of the exercise of the Morgan Stanley Call Right, (v) the place or places of payment of such Call Price, (vi) that such delivery will be made upon presentation and surrender of this SPARQS, (vii) that such exchange is pursuant to the Morgan Stanley Call Right and (viii) if applicable, the date to which the Maturity Date has been extended due to a Market Disruption Event as described under "Maturity Date" above.

                                   The notice of the Issuer's exercise of the Morgan Stanley Call Right shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer.

                                   If this SPARQS is so called for mandatory exchange by the Issuer, then the cash Call Price and any accrued but unpaid interest on this SPARQS to be delivered to the holder of this SPARQS shall be delivered on the Call Date fixed by the Issuer and set forth in its notice of its exercise of the Morgan Stanley Call Right, upon delivery of this SPARQS to the Trustee. The Issuer shall, or shall cause the Calculation Agent to, deliver such cash to the Trustee for delivery to the holder of this SPARQS.

                                   If this SPARQS is not surrendered for
                                   exchange on the Call Date, it shall be
                                   deemed to be no longer Outstanding under, and as defined in, the Senior Indenture after the Call Date, except with respect to the holder's right to receive cash due in connection with the Morgan Stanley Call Right.

Morgan Stanley Notice Date.......  The scheduled Trading Day on which the
                                   Issuer issues its notice of mandatory
                                   exchange, which must be at least 10 but not more than 30 days prior to the Call Date.

Final Call Notice Date...........  February 10, 2007; provided that if February
                                   10, 2007 is not a Trading Day or if a Market
                                   Disruption Event occurs on such day, the Final Call Notice Date will be the immediately succeeding Trading Day on which no Market Disruption Event occurs.

Call Date........................  The day specified in the Issuer's notice of mandatory exchange, on which the Issuer
                                   shall deliver cash to the holder of this SPARQS, for mandatory exchange, which day may be any scheduled Trading Day on or after August 20, 2006 or the Maturity Date (including the Maturity Date as it may be extended and regardless of whether the Maturity Date is a scheduled Trading Day). See "Maturity Date" above.

Call Price.......................  The Call Price with respect to any Call Date is an amount of cash per each $
                                   principal amount of this SPARQS, as
                                   calculated by the Calculation Agent,
                                   such that the sum of the present values of
                                   all cash flows on each $         principal
                                   amount of this SPARQS to and including the
                                   Call Date (i.e., the Call Price and all of
                                   the interest payments, including accrued and
                                   unpaid interest payable on the Call Date),
                                   discounted to the Original Issue Date from
                                   the applicable payment date at the Yield to
                                   Call rate of     % per annum computed on the
                                   basis of a 360-day year of twelve 30-day months, equals the Issue Price, as determined by the Calculation Agent.

Exchange at Maturity.............  At maturity, subject to a prior call of this
                                   SPARQS for cash in an amount equal to the
                                   Call Price by the Issuer as described under
                                   "Morgan Stanley Call Right" above or any
                                   acceleration of the SPARQS, upon delivery of
                                   this SPARQS to the Trustee, each $
                                   principal amount of this SPARQS shall be
                                   applied by the Issuer as payment for a
                                   number of shares of common stock of
                                   Chesapeake Energy Corporation ("Chesapeake
                                   Energy Stock") at the Exchange Ratio, and
                                   the Issuer shall deliver with respect to
                                   each $         principal amount of this
                                   SPARQS an amount of Chesapeake Energy Stock equal to the Exchange Ratio.

                                   The amount of Chesapeake Energy Stock to be delivered at maturity shall be subject to any applicable adjustments (i) to the Exchange Ratio (including, as applicable, any New Stock Exchange Ratio or any Basket Stock Exchange Ratio, each as defined in paragraph 5 under "Antidilution Adjustments" below) and (ii) in the Exchange Property, as defined in paragraph 5 under "Antidilution Adjustments" below, to be delivered instead of, or in addition to, such Chesapeake Energy Stock as a result of any corporate event described under "Antidilution Adjustments" below, in each case, required to be made through the close of business on the third Trading Day prior to the scheduled Maturity Date.

                                   The Issuer shall, or shall cause the
                                   Calculation Agent to, provide written notice
                                   to the Trustee at its New York Office and to
                                   the Depositary, on which notice the Trustee
                                   and Depositary may conclusively rely, on or
                                   prior to 10:30 a.m. on the Trading Day
                                   immediately prior to maturity of this SPARQS
                                   (but if such Trading Day is not a Business
                                   Day, prior to the close of
                                   business on the Business Day preceding the
                                   maturity of this SPARQS), of the amount of
                                   Chesapeake Energy Stock (or the amount of
                                   Exchange Property) or cash to be delivered
                                   with respect to each $         principal
                                   amount of this SPARQS and of the amount of any cash to be paid in lieu of any fractional share of Chesapeake Energy Stock (or of any other securities included in Exchange Property, if applicable); provided that if the maturity date of this SPARQS is accelerated (x) because of a Price Event Acceleration (as described under "Price Event Acceleration" below) or (y) because of an Event of Default Acceleration (as defined under "Alternate Exchange Calculation in Case of an Event of Default" below), the Issuer shall give notice of such acceleration as promptly as possible, and in no case later than (A) in the case of an Event of Default Acceleration, two Trading Days following such deemed maturity date or
                                   (B) in the case of a Price Event
                                   Acceleration, 10:30 a.m. on the Trading Day immediately prior to the date of acceleration (as defined under "Price Event Acceleration" below), (i) to the holder of this SPARQS by mailing notice of such acceleration by first class mail, postage prepaid, to the holder's last address as it shall appear upon the registry books, (ii) to the Trustee by telephone or facsimile confirmed by mailing such notice to the Trustee by first class mail, postage prepaid, at its New York office and (iii) to the Depositary by telephone or facsimile confirmed by mailing such notice to the Depositary by first class mail, postage prepaid. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder of this SPARQS receives the notice. If the maturity of this SPARQS is accelerated, no interest on the amounts payable with respect to this SPARQS shall accrue for the period from and after such accelerated maturity date; provided that the Issuer has deposited with the Trustee Chesapeake Energy Stock, the Exchange Property or any cash due with respect to such acceleration by such accelerated maturity date.

                                   The Issuer shall, or shall cause the
                                   Calculation Agent to, deliver any such
                                   shares of Chesapeake Energy Stock (or any
                                   Exchange Property) and cash in respect of interest and any fractional share of Chesapeake

                                   Energy Stock (or any Exchange Property) and
                                   cash otherwise due upon any acceleration
                                   described above to the Trustee for delivery
                                   to the holder of this Note. References to
                                   payment "per SPARQS" refer to each
                                   $         principal amount of this SPARQS.

                                   If this SPARQS is not surrendered for
                                   exchange at maturity, it shall be deemed to be no longer Outstanding under, and as defined in, the Senior Indenture, except with respect to the holder's right to receive Chesapeake Energy Stock (and, if applicable, any Exchange Property) and any cash in respect of interest and any fractional share of Chesapeake Energy Stock (or any Exchange Property) and any other cash due at maturity as described in the preceding paragraph under this heading.

Price Event Acceleration.........  If on any two consecutive Trading Days during the period prior to and ending on the
                                   third Business Day immediately preceding the
                                   Maturity Date, the product of the Closing
                                   Price of Chesapeake Energy Stock and the
                                   Exchange Ratio is less than $2.00, the
                                   Maturity Date of this SPARQS shall be deemed
                                   to be accelerated to the third Business Day
                                   immediately following such second Trading
                                   Day (the "date of acceleration"). Upon
                                   such acceleration, the holder of each
                                   $       principal amount of this SPARQS shall
                                   receive per SPARQS on the date of
                                   acceleration:

                                        (i) a number of shares of Chesapeake
                                        Energy Stock at the then current
                                        Exchange Ratio;

                                        (ii)accrued but unpaid interest on each
                                        $         principal amount of this
                                        SPARQS to but excluding the date of
                                        acceleration; and

                                        (iii) an amount of cash as determined
                                        by the Calculation Agent equal to the
                                        sum of the present values of the
                                        remaining scheduled payments of
                                        interest on each $         principal
                                        amount of this SPARQS (excluding the
                                        amounts included in clause (ii) above)
                                        discounted to the date of acceleration.
                                        The present value of each remaining
                                        scheduled payment will be based on the
                                        comparable yield that the Issuer would
                                        pay on a non-interest bearing, senior
                                        unsecured debt obligation of the Issuer
                                        having a maturity equal to
                                        the term of each such remaining
                                        scheduled payment, as determined by the
                                        Calculation Agent.

No Fractional Shares.............  Upon delivery of this SPARQS to the Trustee at maturity, the Issuer shall deliver the aggregate number of shares of Chesapeake Energy Stock due with respect to this SPARQS, as described above, but the Issuer shall pay cash in lieu of delivering any fractional share of Chesapeake Energy Stock in an amount equal to the corresponding fractional Closing Price of such fraction of a share of Chesapeake Energy Stock as determined by the Calculation Agent as of the second scheduled Trading Day prior to maturity of this SPARQS.

Exchange Ratio...................  1.0, subject to adjustment for corporate events relating to Chesapeake Energy Stock described under "Antidilution Adjustments" below.

Closing Price....................  The Closing Price for one share of
                                   Chesapeake Energy Stock (or one unit of any other security for which a Closing Price must be determined) on any Trading Day (as defined below) means:

                                   o    if Chesapeake Energy Stock (or any such
                                        other security) is listed or admitted
                                        to trading on a national securities
                                        exchange, the last reported sale price,
                                        regular way, of the principal trading
                                        session on such day on the principal
                                        United States securities exchange
                                        registered under the Securities
                                        Exchange Act of 1934, as amended (the
                                        "Exchange Act"), on which Chesapeake
                                        Energy Stock (or any such other
                                        security) is listed or admitted to
                                        trading,

                                   o    if Chesapeake Energy Stock (or any such
                                        other security) is a security of the
                                        Nasdaq National Market (and provided
                                        that the Nasdaq National Market is not
                                        then a national securities exchange),
                                        the Nasdaq official closing price
                                        published by The Nasdaq Stock Market,
                                        Inc. on such day, or

                                   o    if Chesapeake Energy Stock (or any such
                                        other security) is neither listed or
                                        admitted to trading on any national
                                        securities exchange nor a security of
                                        the Nasdaq National Market but is
                                        included in the OTC Bulletin Board
                                        Service (the "OTC Bulletin Board")
                                        operated by the National Association of

                                        Securities Dealers, Inc. (the "NASD"),
                                        the last reported sale price of the
                                        principal trading session on the OTC
                                        Bulletin Board on such day.

                                   If Chesapeake Energy Stock (or any such
                                   other security) is listed or admitted to trading on any national securities exchange or is a security of the Nasdaq National Market but the last reported sale price or Nasdaq official closing price, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one share of Chesapeake Energy Stock (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board on such day. If, because of a Market Disruption Event (as defined below) or otherwise, the last reported sale price or Nasdaq official closing price, as applicable, for Chesapeake Energy Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for Chesapeake Energy Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term "security of the Nasdaq National Market" will include a security included in any successor to such system, and the term OTC Bulletin Board Service will include any successor service thereto.

Trading Day......................  A day, as determined by the Calculation
                                   Agent, on which trading is generally
                                   conducted on the New York Stock Exchange,
                                   Inc. ("NYSE"), the American Stock Exchange
                                   LLC, the Nasdaq National Market, the Chicago
                                   Mercantile Exchange and the Chicago Board of
                                   Options Exchange and in the over-the-counter market for equity securities in the United States.

Calculation Agent................  MS & Co. and its successors.

                                   All calculations with respect to the
                                   Exchange Ratio and Call Price for the SPARQS shall be made by the Calculation Agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to the Call Price resulting from such calculations shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded to .7655); and all dollar amounts paid with respect to the Call Price on the aggregate number of SPARQS shall be rounded to the nearest cent, with one-half cent rounded upward.

                                   All determinations made by the Calculation
                                   Agent shall be at the sole discretion of the Calculation Agent and shall, in the absence of manifest error, be conclusive for all purposes and binding on the holder of this SPARQS, the Trustee and the Issuer.

Antidilution Adjustments.........  The Exchange Ratio shall be adjusted as follows:

                                   1. If Chesapeake Energy Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Ratio shall be adjusted to equal the product of the prior Exchange Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of Chesapeake Energy Stock.

                                   2. If Chesapeake Energy Stock is subject (i) to a stock dividend (issuance of additional shares of Chesapeake Energy Stock) that is given ratably to all holders of shares of Chesapeake Energy Stock or (ii) to a distribution of Chesapeake Energy Stock as a result of the triggering of any provision of the corporate charter of Chesapeake Energy Corporation ("Chesapeake Energy"), then once the dividend has become effective and Chesapeake Energy Stock is trading ex-dividend, the Exchange Ratio shall be adjusted so that the new Exchange Ratio shall equal the prior Exchange Ratio plus the product of (i) the number of shares issued with respect to one share of Chesapeake Energy Stock and (ii) the prior Exchange Ratio.

                                   3. If Chesapeake Energy issues rights or warrants to all holders of Chesapeake Energy Stock to subscribe for or purchase Chesapeake Energy Stock at an exercise price per share less than the Closing Price of Chesapeake Energy Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of this SPARQS, then the Exchange Ratio shall be adjusted to equal the product of the prior Exchange Ratio and a fraction, the numerator of which shall be the number of shares of Chesapeake Energy Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Chesapeake Energy Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of Chesapeake Energy Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Chesapeake Energy Stock which the aggregate offering price of the total number of shares of Chesapeake Energy Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

                                   4. There shall be no adjustments to the
                                   Exchange Ratio to reflect cash dividends or other distributions paid with respect to Chesapeake Energy Stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of the first sentence of paragraph 5 and Extraordinary Dividends. "Extraordinary
                                   Dividend" means each of (a) the full amount per share of Chesapeake Energy Stock of any cash dividend or special dividend or distribution that is identified by Chesapeake Energy as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by Chesapeake Energy as an extraordinary or special dividend or distribution) distributed per share of Chesapeake Energy Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of Chesapeake Energy Stock that did not include an Extraordinary Dividend (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5% of the Closing Price of Chesapeake Energy Stock on the Trading Day preceding the "ex-dividend date" (that is, the day on and after which transactions in Chesapeake Energy Stock on an organized securities exchange or trading system no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such cash dividend or other cash distribution (such Closing Price, the "Base Closing Price") and
                                   (c) the full cash value of any non-cash
                                   dividend or distribution per share of
                                   Chesapeake Energy Stock (excluding
                                   Marketable Securities, as defined in
                                   paragraph 5 below). Subject to the following sentence, if any cash dividend or distribution of such other property with respect to Chesapeake Energy Stock includes an Extraordinary Dividend, the Exchange Ratio with respect to Chesapeake Energy Stock shall be adjusted on the ex-dividend date so that the new Exchange Ratio shall equal the product of (i) the prior Exchange Ratio and (ii) a fraction, the numerator of which is the Base Closing Price, and the denominator of which is the amount by which the Base Closing Price exceeds the Extraordinary Dividend. If any Extraordinary Dividend is at least 35% of the Base Closing Price, then, instead of adjusting the Exchange Ratio, the amount payable upon exchange at maturity shall be determined as described in paragraph 5 below, and the Extraordinary Dividend shall be allocated to Reference Basket Stocks in accordance with the procedures for a Reference Basket Event as described in clause (c)(ii) of paragraph 5 below. The value of the non-cash component of an Extraordinary Dividend shall be determined on the ex-dividend date for such distribution by the Calculation Agent, whose determination shall be conclusive in the absence of manifest error. A distribution on Chesapeake Energy Stock described in clause
                                   (i), (iv) or (v) of the first sentence of paragraph 5 below shall cause an adjustment to the Exchange Ratio pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 5, as applicable.

                                   5. Any of the following shall constitute a
                                   Reorganization Event: (i) Chesapeake Energy
                                   Stock is reclassified or changed, including,
                                   without limitation, as a result of the
                                   issuance of any tracking stock by Chesapeake
                                   Energy, (ii) Chesapeake Energy has been
                                   subject to any merger, combination or
                                   consolidation and is not the surviving
                                   entity, (iii) Chesapeake Energy completes a
                                   statutory exchange of securities with
                                   another corporation (other than pursuant to
                                   clause (ii) above), (iv) Chesapeake Energy
                                   is liquidated, (v) Chesapeake Energy issues
                                   to all of its shareholders equity securities
                                   of an issuer other than Chesapeake Energy
                                   (other than in a transaction described in
                                   clause (ii), (iii) or (iv) above) (a
                                   "spinoff stock") or (vi) Chesapeake Energy
                                   Stock is the subject of a tender or exchange
                                   offer or going private transaction on all of
                                   the outstanding shares. If any
                                   Reorganization Event occurs, in each case as
                                   a result of which the holders of Chesapeake
                                   Energy Stock receive any equity security
                                   listed on a national securities exchange or
                                   traded on The Nasdaq National Market (a
                                   "Marketable Security"), other securities or
                                   other property, assets or cash (collectively
                                   "Exchange Property"), the amount payable
                                   upon exchange at maturity with respect to
                                   each $      principal amount of this SPARQS
                                   following the effective date for such
                                   Reorganization Event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) and any required adjustment to the Exchange Ratio shall be determined in accordance with the following:

                                        (a) if Chesapeake Energy Stock
                                        continues to be outstanding, Chesapeake
                                        Energy Stock (if applicable, as
                                        reclassified upon the issuance of any
                                        tracking stock) at the Exchange Ratio
                                        in effect on the third Trading Day
                                        prior to the scheduled Maturity Date
                                        (taking into account any adjustments
                                        for any distributions described under
                                        clause (c)(i) below); and

                                        (b) for each Marketable Security
                                        received in such Reorganization Event
                                        (each a "New Stock"), including the
                                        issuance of any tracking stock or
                                        spinoff stock or the receipt of any
                                        stock received in exchange for
                                        Chesapeake Energy Stock, the number of
                                        shares of the New Stock received with
                                        respect to one share of Chesapeake
                                        Energy Stock multiplied by the Exchange
                                        Ratio for Chesapeake Energy Stock on
                                        the Trading Day immediately prior to
                                        the effective date of the
                                        Reorganization Event (the "New Stock
                                        Exchange Ratio"), as adjusted to the
                                        third Trading Day prior to the
                                        scheduled Maturity Date (taking into
                                        account any adjustments for
                                        distributions described under clause
                                        (c)(i) below); and

                                        (c) for any cash and any other property
                                        or securities other than Marketable
                                        Securities received in such
                                        Reorganization Event (the "Non-Stock
                                        Exchange Property"),

                                             (i) if the combined value of the
                                             amount of Non-Stock Exchange
                                             Property received per share of
                                             Chesapeake Energy Stock, as
                                             determined by the Calculation
                                             Agent in its sole discretion on
                                             the effective date of such
                                             Reorganization Event (the
                                             "Non-Stock Exchange Property
                                             Value"), by holders of Chesapeake
                                             Energy Stock is less than 25% of
                                             the Closing Price of Chesapeake
                                             Energy Stock on the Trading Day
                                             immediately prior to the effective
                                             date of such Reorganization Event,
                                             a number of shares of Chesapeake
                                             Energy Stock, if applicable, and
                                             of any New Stock received in
                                             connection with such
                                             Reorganization Event, if
                                             applicable, in proportion to the
                                             relative Closing Prices of
                                             Chesapeake Energy Stock and any
                                             such New Stock, and with an
                                             aggregate value equal to the
                                             Non-Stock Exchange Property Value
                                             multiplied by the Exchange Ratio
                                             in effect for Chesapeake Energy
                                             Stock on the Trading Day
                                             immediately prior to the effective
                                             date of such Reorganization Event,
                                             based on such Closing Prices, in
                                             each case as determined by the
                                             Calculation Agent in its sole
                                             discretion on the effective date
                                             of such Reorganization Event; and
                                             the number of such shares of
                                             Chesapeake Energy Stock or any New
                                             Stock determined in accordance
                                             with this clause (c)(i)
                                             shall be added at the time of such
                                             adjustment to the Exchange Ratio
                                             in subparagraph (a) above and/or
                                             the New Stock Exchange Ratio in
                                             subparagraph (b) above, as
                                             applicable, or

                                             (ii) if the Non-Stock Exchange
                                             Property Value is equal to or
                                             exceeds 25% of the Closing Price
                                             of Chesapeake Energy Stock on the
                                             Trading Day immediately prior to
                                             the effective date relating to
                                             such Reorganization Event or, if
                                             Chesapeake Energy Stock is
                                             surrendered exclusively for
                                             Non-Stock Exchange Property (in
                                             each case, a "Reference Basket
                                             Event"), an initially equal-dollar
                                             weighted basket of three Reference
                                             Basket Stocks (as defined below)
                                             with an aggregate value on the
                                             effective date of such
                                             Reorganization Event equal to the
                                             Non-Stock Exchange Property Value
                                             multiplied by the Exchange Ratio
                                             in effect for Chesapeake Energy
                                             Stock on the Trading Day
                                             immediately prior to the effective
                                             date of such Reorganization Event.
                                             The "Reference Basket Stocks"
                                             shall be the three stocks with the
                                             largest market capitalization
                                             among the stocks that then
                                             comprise the S&P 500 Index (or, if
                                             publication of such index is
                                             discontinued, any successor or
                                             substitute index selected by the
                                             Calculation Agent in its sole
                                             discretion) with the same primary
                                             Standard Industrial Classification
                                             Code ("SIC Code") as Chesapeake
                                             Energy; provided, however, that a
                                             Reference Basket Stock shall not
                                             include any stock that is subject
                                             to a trading restriction under the
                                             trading restriction policies of
                                             Morgan Stanley or any of its
                                             affiliates that would materially
                                             limit the ability of Morgan
                                             Stanley or any of its affiliates
                                             to hedge the SPARQS with respect
                                             to such stock (a "Hedging
                                             Restriction"); provided further
                                             that if three Reference Basket
                                             Stocks cannot be identified from
                                             the S&P 500 Index by primary SIC
                                             Code for which a Hedging
                                             Restriction does not exist, the
                                             remaining Reference Basket
                                             Stock(s) shall be selected by the
                                             Calculation Agent from the largest
                                             market capitalization stock(s)
                                             within the same Division and Major
                                             Group classification

                                             (as defined by the Office of
                                             Management and Budget) as the
                                             primary SIC Code for Chesapeake
                                             Energy. Each Reference Basket
                                             Stock shall be assigned a Basket
                                             Stock Exchange Ratio equal to the
                                             number of shares of such Reference
                                             Basket Stock with a Closing Price
                                             on the effective date of such
                                             Reorganization Event equal to the
                                             product of (a) the Non-Stock
                                             Exchange Property Value, (b) the
                                             Exchange Ratio in effect for
                                             Chesapeake Energy Stock on the
                                             Trading Day immediately prior to
                                             the effective date of such
                                             Reorganization Event and (c)
                                             0.3333333.

                                   Following the allocation of any
                                   Extraordinary Dividend to Reference Basket
                                   Stocks pursuant to paragraph 4 above or any
                                   Reorganization Event described in this
                                   paragraph 5, the amount payable upon
                                   exchange at maturity with respect to each
                                   $         principal amount of this SPARQS
                                   shall be the sum of:

                                        (x)  if applicable, Chesapeake Energy
                                             Stock at the Exchange Ratio then
                                             in effect; and

                                        (y)  if applicable, for each New Stock,
                                             such New Stock at the New Stock
                                             Exchange Ratio then in effect for
                                             such New Stock; and

                                        (z)  if applicable, for each Reference
                                             Basket Stock, such Reference
                                             Basket Stock at the Basket Stock
                                             Exchange Ratio then in effect for
                                             such Reference Basket Stock.

                                   In each case, the applicable Exchange Ratio
                                   (including for this purpose, any New Stock
                                   Exchange Ratio or Basket Stock Exchange
                                   Ratio) shall be determined by the
                                   Calculation Agent on the third Trading Day prior to the scheduled Maturity Date.

                                   For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, Exchange Property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                   Following the occurrence of any
                                   Reorganization Event referred to in
                                   paragraphs 4 or 5 above, (i) references to "Chesapeake Energy Stock" under "No Fractional Shares," "Closing Price" and "Market Disruption Event" shall be deemed to also refer to any New Stock or Reference Basket Stock, and (ii) all other references in this SPARQS to "Chesapeake Energy Stock" shall be deemed to refer to the Exchange Property into which this SPARQS is thereafter exchangeable and references to a "share" or "shares" of Chesapeake Energy Stock shall be deemed to refer to the applicable unit or units of such Exchange Property, including any New Stock or Reference Basket Stock, unless the context otherwise requires. The New Stock Exchange Ratio(s) or Basket Stock Exchange Ratios resulting from any Reorganization Event described in paragraph 5 above or similar adjustment under paragraph 4 above shall be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

                                   If a Reference Basket Event occurs, the
                                   Issuer shall, or shall cause the Calculation
                                   Agent to, provide written notice to the
                                   Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the occurrence of such Reference Basket Event and of the three Reference Basket Stocks selected as promptly as possible and in no event later than five Business Days after the date of the Reference Basket Event.

                                   No adjustment to any Exchange Ratio
                                   (including for this purpose, any New Stock
                                   Exchange Ratio or Basket Stock Exchange
                                   Ratio) shall be required unless such
                                   adjustment would require a change of at
                                   least 0.1% in the Exchange Ratio then in effect. The Exchange Ratio resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the Exchange Ratios will be made up to the close of business on the third Trading Day prior to the scheduled Maturity Date.

                                   No adjustments to the Exchange Ratio or
                                   method of calculating the Exchange Ratio shall be made other than those specified above.

                                   The Calculation Agent shall be solely
                                   responsible for the determination and
                                   calculation of any adjustments to the
                                   Exchange Ratio, any New Stock Exchange Ratio or Basket Stock Exchange Ratio or method of calculating the Exchange Property Value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

                                   The Calculation Agent shall provide
                                   information as to any adjustments to the Exchange Ratio, or to the method of calculating the amount payable upon exchange at maturity of the SPARQS made pursuant to paragraph 5 above, upon written request by the holder of this SPARQS.

Market Disruption Event..........  Market Disruption Event means, with respect to Chesapeake Energy Stock:

                                        (i) a suspension, absence or material
                                        limitation of trading of Chesapeake
                                        Energy Stock on the primary market for
                                        Chesapeake Energy Stock for more than
                                        two hours of trading or during the
                                        one-half hour period preceding the
                                        close of the principal trading session
                                        in such market; or a breakdown or
                                        failure in the price and trade
                                        reporting systems of the primary market
                                        for Chesapeake Energy Stock as a result
                                        of which the reported trading prices
                                        for Chesapeake Energy Stock during the
                                        last one-half hour preceding the close
                                        of the principal trading session in
                                        such market are materially inaccurate;
                                        or the suspension, absence or material
                                        limitation of trading on the
                                        primary market for trading in options
                                        contracts related to Chesapeake Energy
                                        Stock, if available, during the
                                        one-half hour period preceding the
                                        close of the principal trading session
                                        in the applicable market, in each case
                                        as determined by the Calculation Agent
                                        in its sole discretion; and

                                        (ii) a determination by the Calculation
                                        Agent in its sole discretion that any
                                        event described in clause (i) above
                                        materially interfered with the ability
                                        of the Issuer or any of its affiliates
                                        to unwind or adjust all or a material
                                        portion of the hedge with respect to
                                        the SPARQS due February 20, 2007,
                                        Mandatorily Exchangeable for Shares of
                                        Common Stock of Chesapeake Energy
                                        Corporation.

                                   For purposes of determining whether a Market
                                   Disruption Event has occurred: (1) a
                                   limitation on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant options contract shall not constitute a Market Disruption Event, (3) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in options contracts on Chesapeake Energy Stock by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts shall constitute a suspension, absence or material limitation of trading in options contracts related to Chesapeake Energy Stock and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to Chesapeake Energy Stock are traded shall not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange Calculation
  in Case of an Event of
  Default........................  In case an event of default with respect to the SPARQS shall have occurred and be
                                   continuing, the amount declared due and
                                   payable per each $         principal amount
                                   of this SPARQS upon any acceleration of this
                                   SPARQS (an "Event of Default Acceleration")
                                   shall be determined by the Calculation Agent
                                   and shall be an amount in cash equal to the
                                   lesser of (i) the product of (x) the Closing
                                   Price of Chesapeake Energy Stock (and/or the
                                   value of any Exchange Property) as of the
                                   date of such acceleration and (y) the then
                                   current Exchange Ratio and (ii) the Call
                                   Price calculated as though the date of
                                   acceleration were the Call Date (but in no
                                   event less than the Call Price for the first
                                   Call Date), in each case plus accrued but
                                   unpaid interest to but excluding the date of
                                   acceleration; provided that if the Issuer
                                   has called the SPARQS in accordance with the
                                   Morgan Stanley Call Right, the amount
                                   declared due and payable upon any such
                                   acceleration shall be an amount in cash for
                                   each $         principal amount of this
                                   SPARQS equal to the Call Price for the Call
                                   Date specified in the Issuer's notice of mandatory exchange, plus accrued but unpaid interest to but excluding the date of acceleration.

Treatment of SPARQS for
  United States Federal
  Income Tax Purposes............  The Issuer, by its sale of this SPARQS, and the holder of this SPARQS (and any successor
                                   holder of, or holder of a beneficial
                                   interest in, this SPARQS), by its respective
                                   purchase hereof, agree (in the absence of an
                                   administrative determination or judicial
                                   ruling to the contrary) to characterize each
                                   $         principal amount of this SPARQS
                                   for all tax purposes as a unit consisting of
                                   (A) a terminable contract (the "Terminable
                                   Forward Contract") that (i) requires the
                                   holder of this SPARQS (subject to the Morgan
                                   Stanley Call Right) to purchase, and the
                                   Issuer to sell, for an amount equal to
                                   $         (the "Forward Price"), Chesapeake
                                   Energy Stock at maturity and (ii) allows the
                                   Issuer, upon exercise of the Morgan Stanley
                                   Call Right, to terminate the Terminable
                                   Forward Contract by returning to such holder
                                   the Deposit (as defined below) and paying to
                                   such holder an amount of cash equal to the
                                   difference between the Deposit and the Call
                                   Price and (B) a deposit with the Issuer of a
                                   fixed amount of cash, equal to the Issue
                                   Price per each $         principal amount of
                                   this SPARQS, to secure the holder's
                                   obligation to purchase Chesapeake Energy
                                   Stock pursuant to the Terminable Forward
                                   Contract (the "Deposit"), which Deposit
                                   bears a quarterly compounded yield of     %
                                   per annum.

     Morgan Stanley, a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the amount of Chesapeake Energy Stock (or other Exchange Property), as determined in accordance with the provisions set forth under "Exchange at Maturity" above, due with respect to the principal sum of
U.S. $               (UNITED STATES DOLLARS                 ) on the Maturity
Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

     Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date, a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

     Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

     If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

     If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten calendar days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

     If the holder elects to receive all or a portion of payments of principal of, premium, if any, and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:                                 MORGAN STANLEY


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


TRUSTEE'S CERTIFICATE
    OF AUTHENTICATION

This is one of the Notes referred
    to in the within-mentioned
    Senior Indenture.

JPMORGAN CHASE BANK, N.A., as Trustee


By:
   ----------------------------------------
   Authorized Officer

                          FORM OF REVERSE OF SECURITY

     This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series F, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under a Senior Indenture, dated as of November 1, 2004, between the Issuer and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed JPMorgan Chase Bank, N.A. at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment, provided that if this Note is issued with original issue discount, this Note will be repayable on the applicable Optional Repayment Date or Dates at the price(s) specified on the face hereof. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 calendar days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and
(b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency or reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the Senior Indenture, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal or premium, if any, or interest on such debt securities) by the holders of a majority in aggregate principal amount of the debt securities of all affected series then outstanding.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration or Redemption," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed for redemption (except that if this Note is subject to "Modified Payment upon Acceleration or Redemption," such redemption price would be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of redemption, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of redemption) (the "Amortized Amount")), if the Issuer determines that, as a result of any change in or amendment to the laws, or any regulations or rulings promulgated thereunder, of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Initial Offering Date hereof, the Issuer has or will become obligated to pay Additional Amounts, as defined below, with respect to this Note as described below. Prior to the giving of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and (ii) an opinion of independent legal counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

     Notice of redemption will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, which date and the applicable redemption price will be specified in the notice.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," the Issuer will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the holder of this Note who is a United States Alien as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding or deduction for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in this Note to be then due and payable. The Issuer will not, however, make any payment of Additional Amounts to any such holder who is a United States Alien for or on account of:

          (a) any present or future tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder, or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation for United States federal income tax purposes, and the United States, including, without limitation, such holder, or such fiduciary, settlor, beneficiary, member or shareholder, being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by or on behalf of the holder of this Note for payment on a date more than 15 calendar days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (b) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or governmental charge;

          (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization or a bank receiving interest under Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended;

          (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of this Note;

          (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if such payment can be made without such withholding by any other Paying Agent in a city in Western Europe;

          (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (g) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or as a direct or indirect subsidiary of the Issuer; or

          (h) any combination of items (a), (b), (c), (d), (e), (f) or (g).

In addition, the Issuer shall not be required to make any payment of Additional Amounts (i) to any such holder where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings; or (ii) by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting this Note or the relevant coupon to another Paying Agent in a member state of the European Union. Nor shall the Issuer pay Additional Amounts with respect to any payment on this Note to a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.

     The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities or for other property or the cash value of the property (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of, premium, if any, or interest on this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended. Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated. If any European Union Directive on the taxation of savings comes into force, the Issuer will, to the extent possible as a matter of law, maintain a Paying Agent in a member state of the European Union that will not be obligated to withhold or deduct tax pursuant to any such Directive or any law implementing or complying with, or introduced in order to conform to, such Directive.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     As used herein, the term "United States Alien" means any person who is, for United States federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

     All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM  -  as tenants in common
          TEN ENT  -  as tenants by the entireties
          JT TEN   -  as joint tenants with right of survivorship and not as
                      tenants in common


     UNIF GIFT MIN ACT - ________________________ Custodian ____________________
                                  (Minor)                         (Cust)

     Under Uniform Gifts to Minors Act __________________________________
                                                   (State)

     Additional abbreviations may also be used though not in the above list.


                                ---------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


_______________________________________
[PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE]


_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
    [PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.



Dated: ______________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
        (Please print or typewrite name and address of the undersigned)


     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
_____________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note shall be issued for the portion not being repaid): ____________.


Dated: _____________________________    ________________________________________
                                        NOTICE: The signature on this Option to
                                        Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.